Exhibit 3.3

                                AMENDMENT TO THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          FIRST MONTAUK FINANCIAL CORP.

     Pursuant to the provisions of Section 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation hereby amends its Certificate of Incorporation as follows:

     FIRST: The name of the corporation is

                          FIRST MONTAUK FINANCIAL CORP.

     SECOND: The Certificate of Incorporation is hereby amended as follows:

     THIRD: Capital Stock

     (A) Authorized Capital Stock. The total number of shares of all classes of stock which this Corporation shall have authority to issue is THIRTY-FIVE MILLION (35,000,000) shares, consisting OF THIRTY MILLION (30,000,000) shares of common stock, no par value per share (hereinafter, the "Common Stock"), and FIVE MILLION (5,000,000) shares of Preferred Stock, $.10 par value per share (hereinafter, the "Preferred Stock").

     THIRD: The amendment effected herein was duly adopted by the affirmative vote of a majority of votes cast by the holders of shares entitled to vote thereon on the 27th day of June, 1997.

     FOURTH: At the time of the adoption of the amendment to the Certificate of Incorporation, the number of shares outstanding was 8,965,663 shares of Common Stock, no par value.

     The total number of such shares entitled to vote thereon, and the vote of such shares was:

Total Number of Shares           Number of Shares Voted             Broker
  Entitled to Vote            For         Against      Abstain     Non-Vote
----------------------        ---         -------      -------     --------
   Common Shares -         6,380,029      654,842      41,060       173,919

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under penalties of perjury this 27th day of June, 1997.


                                             FIRST MONTAUK FINANCIAL CORP.



                                             By: _____________________________
                                                 Name:
                                                 Title:

                                             By: _____________________________
                                                 Name:
                                                 Title:

CORPORATE
SEAL